Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-204016, 333-211364, 333-212645, 333-215480, 333-220001, 333-221343 and 333-222414) and Forms S-8 (Nos. 333-208055, 333-210522, 333-211403, 333-213137, 333-216985 and 333-220261) of Argos Therapeutics, Inc. of our report dated April 2, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
April 2, 2018